Exhibit 99.1

Staples, Inc. Announces Third Quarter 2009 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--December 1, 2009--Staples, Inc. (Nasdaq: SPLS) announced today the results for its third quarter ended October 31, 2009. Total company sales decreased six percent to $6.5 billion compared to third quarter 2008 sales of $7.0 billion. Net income attributed to Staples, Inc., on a GAAP basis, increased 72 percent year over year to $269 million, and diluted earnings per share increased 68 percent to $0.37, from the $0.22 achieved in the third quarter of last year.

Adjusted diluted earnings per share of $0.39 for the third quarter of 2009 decreased seven percent from adjusted diluted earnings per share of $0.42 achieved in the third quarter of 2008. These adjusted results exclude pre-tax integration and restructuring expense of $16 million during the third quarter of 2009 and $132 million during the third quarter of 2008, as well as a one time tax charge of $57 million during the third quarter of 2008.

“With North American Retail growing again, improving trends in our Catalog businesses, solid profitability in our European office products portfolio, and record free cash flow, we’re increasingly optimistic about the future,” said Ron Sargent, Staples’ chairman and chief executive officer.

Highlights for the third quarter of 2009 include:

Total Company

  Sales for the third quarter of 2009 decreased six percent in US dollars, or seven percent in local currency.
  On a GAAP basis, third quarter 2009 operating income rate increased 155 basis points to 7.16 percent compared to the third quarter of 2008.
  Excluding the impact of pre-tax integration and restructuring expense of $16 million during the third quarter of 2009, and $132 million during the third quarter of 2008, operating income rate declined 10 basis points to 7.41 percent compared to the third quarter of 2008. This decline primarily reflects weakness in the printing systems business in Europe, as well as increased incentive compensation in North American Retail and North American Delivery, somewhat offset by Corporate Express integration synergies and reduced marketing expense.
  Generated record year to date free cash flow of $1.4 billion after $191 million in capital expenditures, compared to free cash flow of $921 million for the same period of 2008.
  Used strong free cash flow to reduce debt by $400 million during the third quarter, and have reduced debt by approximately $1.9 billion since the acquisition of Corporate Express in July 2008.
  Ended the third quarter with more than $2.2 billion in liquidity, including $1.0 billion in cash and cash equivalents and $1.2 billion of available credit.
  Ranked second out of 52 US retailers, and 20th out of the 500 largest US companies, in Newsweek Magazine’s 2009 “Green Rankings”.

North American Delivery

  Achieved sales for the third quarter of 2009 of $2.5 billion, a decrease of 11 percent compared to the third quarter of 2008.
  Strong customer acquisition was more than offset by lower spend per existing customer, resulting in a low double-digit top line decline in Contract, a high single-digit top line decline in Quill, and a mid single-digit top line decline in Staples Business Delivery.
  Third quarter 2009 operating income rate was flat at 8.85 percent compared to the third quarter of 2008, primarily reflecting Corporate Express integration synergies and supply chain improvements, offset by increased incentive compensation.
  Corporate Express integration on track: completed 2010 full line catalog with one common product assortment, made great progress with own brand product transition by successfully converting more than 1,000 items from Corporate Express brand to Staples brand, and began testing the first warehouse in North America to support both legacy Corporate Express and Staples customers.

North American Retail

  Achieved sales for the third quarter of 2009 of $2.6 billion, an increase of one percent compared to the third quarter of 2008.
  Comparable store sales were flat versus the third quarter of 2008, reflecting positive customer traffic for the first time in nine quarters, and strength in computers, ink and toner, offset by weakness in durable categories such as business machines and furniture.
  Third quarter 2009 operating income rate declined 19 basis points to 10.11 percent compared to the third quarter of 2008, reflecting increased incentive compensation, a higher mix of technology sales, and deleverage of rent expense, largely offset by tight expense control.
  Drove triple-digit growth in EasyTech versus the third quarter of 2008.
  Achieved record third quarter customer satisfaction scores.
  Opened three stores and closed three stores, ending the third quarter with 1,872 stores in North America.

International

  Achieved sales for the third quarter of 2009 of $1.4 billion, a decrease of 10 percent in US dollars, or 12 percent in local currency, compared to the third quarter of 2008.
  Comparable store sales in Europe decreased nine percent versus the same period in 2008, reflecting declines in average order size and customer traffic, as well as weakness in durable categories such as computers and furniture.
  Third quarter 2009 operating income rate decreased 71 basis points to 2.83 percent compared to the third quarter of 2008, reflecting increased losses in the European printing systems business and in China.
  Closed two stores and opened one store in China, and closed one store in Germany. Ended the third quarter with 333 stores in Europe, 26 stores in China and two stores in Argentina.
  Corporate Express integration on track: continued effective vendor negotiations, made progress on European restructuring efforts, completed own brand repackaging requirements for 2010 full line catalog, and accomplished warehouse consolidation in Italy.

Outlook

The company reaffirms its expectations for synergies related to the Corporate Express acquisition, building to $300 million annually over the three year integration period. For the fourth quarter of 2009, the company expects total company sales to increase between one percent and three percent in US dollars, or to decrease in the low single-digits in local currency, compared to the same period of 2008. The company expects to achieve diluted earnings per share, on a GAAP basis, in the range of $0.34 to $0.36 for the fourth quarter of 2009. Excluding approximately $20 million to $25 million of pre-tax integration and restructuring expense, or a $0.02 impact on diluted earnings per share, the company expects to achieve adjusted diluted earnings per share in the range of $0.36 to $0.38. The company expects to incur the following expenses during the fourth quarter of 2009 and FY 2009.

Approximate Dollar Amounts in Millions
	Q4 2009	FY 2009

Depreciation Expense	$105 - 115	$440 - 450
Amortization of Intangibles	25 - 30	100 - 105
Integration and Restructuring Expense	20 - 25	85 - 90
Net Interest Expense	55 - 60	230 - 235
Total	$205 - 230	$855 - 880

Presentation of Non-GAAP Information

This press release presents certain results both with and without the integration and restructuring expense associated with Corporate Express, and a one time 2008 tax charge related to tax planning strategies. The presentation of results that exclude these items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under the heading “Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statement of Income”. Management believes that the non-GAAP financial measures presented in this press release provide a better comparison to prior periods and that integration and restructuring charges arising from the Corporate Express acquisition do not affect the on-going operations of the combined businesses. Management also uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of these non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately and GAAP as well as non-GAAP results and outlook, and in addition, in this press release, by presenting the most comparable GAAP measures ahead of non-GAAP measures and providing a reconciliation that indicates and describes the adjustments made.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples, the world’s largest office products company, is committed to making it easy for customers to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2008 sales of $23 billion and 91,000 associates worldwide, Staples serves businesses of all sizes and consumers in 27 countries throughout North and South America, Europe, Asia and Australia. In July 2008, Staples acquired Corporate Express, one of the world’s leading suppliers of office products to businesses and institutions. Staples invented the office superstore concept in 1986 and is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Some of the forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions may continue to cause a decline in business and consumer spending which could adversely affect our business and financial performance; our market is highly competitive and we may not be able to continue to compete successfully; we may not be able to successfully integrate Corporate Express into our operations to realize anticipated benefits and our growth may strain our operations; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; we may be unable to continue to open new stores and enter new markets successfully; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; our effective tax rate may fluctuate; our information security may be compromised; various legal proceedings, investigations, or audits may adversely affect our business and financial performance; and those other factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Financial information follows.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	October 31,	January 31,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,035,147	$633,774
Receivables, net	1,957,793	1,841,231
Merchandise inventories, net	2,375,898	2,404,174
Deferred income tax asset	303,102	281,101
Prepaid expenses and other current assets	340,755	636,978
Total current assets	6,012,695	5,797,258

Property and equipment:
Land and buildings	1,067,650	1,040,754
Leasehold improvements	1,256,223	1,183,879
Equipment	2,012,137	1,949,646
Furniture and fixtures	967,712	926,702
Total property and equipment	5,303,722	5,100,981
Less accumulated depreciation and amortization	3,103,603	2,810,355
Net property and equipment	2,200,119	2,290,626

Lease acquisition costs, net of accumulated amortization	25,649	26,931
Intangible assets, net of accumulated amortization	620,008	701,918
Goodwill	4,245,012	3,780,169
Other assets	569,852	476,153
Total assets	$13,673,335	$13,073,055

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,238,087	$1,967,597
Accrued expenses and other current liabilities	1,616,971	1,404,709
Commercial paper	-	1,195,557
Debt maturing within one year	61,717	277,691
Total current liabilities	3,916,775	4,845,554

Long-term debt	2,502,867	1,968,928
Other long-term obligations	605,295	636,142

Stockholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized;
issued 891,651,331 shares at October 31, 2009 and 882,032,761 shares at January 31, 2009	535	529
Additional paid-in capital	4,251,102	4,048,398
Accumulated other comprehensive income (loss)	8,639	(494,327)
Retained earnings	5,694,774	5,367,341
Less: Treasury stock at cost - 167,898,460 shares at October 31, 2009
and 166,427,240 shares at January 31, 2009	(3,386,117)	(3,357,734)
Total Staples, Inc. stockholders' equity	6,568,933	5,564,207
Noncontrolling interests	79,465	58,224
Total stockholders' equity	6,648,398	5,622,431
Total liabilities and stockholders' equity	$13,673,335	$13,073,055

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended

	October 31,	November 1,	October 31,	November 1,
	2009	2008	2009	2008

Sales	$6,518,039	$6,950,933	$17,869,377	$16,910,207
Cost of goods sold and occupancy costs	4,751,836	5,086,799	13,153,015	12,323,649
Gross profit	1,766,203	1,864,134	4,716,362	4,586,558

Operating and other expenses:
Selling, general and administrative	1,256,479	1,314,134	3,616,049	3,450,599
Integration and restructuring costs	15,872	132,282	64,502	132,445
Amortization of intangibles	26,890	28,011	75,405	46,426
Total operating expenses	1,299,241	1,474,427	3,755,956	3,629,470

Operating income	466,962	389,707	960,406	957,088

Other income (expense):
Interest income	1,364	5,366	4,366	23,148
Interest expense	(58,016)	(59,902)	(179,447)	(88,348)
Miscellaneous income (expense)	8,266	(2,833)	5,984	(3,223)
Consolidated income before income taxes	418,576	332,338	791,309	888,665
Income tax expense	144,409	171,644	273,002	363,588
Consolidated net income	274,167	160,694	518,307	525,077
Income attributed to the noncontrolling interests	4,786	3,991	13,551	5,859
Net income attributed to Staples, Inc.	$269,381	$156,703	$504,756	$519,218

Earnings Per Share:

Basic earnings per common share	$0.38	$0.22	$0.71	$0.75

Diluted earnings per common share	$0.37	$0.22	$0.70	$0.73

Dividends declared per common share	$0.08	$-	$0.25	$0.33

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	39 Weeks Ended
	October 31,	November 1,
	2009	2008
Operating Activities:
Consolidated net income, including income from the noncontrolling interests	$518,307	$525,077
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	411,330	396,590
Non-cash write-down of indefinite lived intangible assets	-	123,775
Stock-based compensation	132,539	134,196
Deferred tax (income) expense	(38,028)	19,190
Excess tax benefits from stock-based compensation arrangements	(2,161)	(5,992)
Other	26,231	8,698
Changes in assets and liabilities:
Decrease (increase) in receivables	23,072	(197,173)
Decrease (increase) in merchandise inventories	160,935	(70,085)
Decrease in prepaid expenses and other assets	218,917	48,470
Increase in accounts payable	129,752	235,895
Decrease in accrued expenses and other current liabilities	(21,307)	(73,902)
Increase in other long-term obligations	27,700	20,367
Net cash provided by operating activities	1,587,287	1,165,106

Investing Activities:
Acquisition of property and equipment	(191,149)	(243,777)
Acquisition of businesses and investments in joint ventures, net of cash acquired	-	(4,381,811)
Proceeds from the sale of short-term investments	-	27,019
Purchase of short-term investments	-	(3)
Net cash used in investing activities	(191,149)	(4,598,572)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock
purchase plans	70,061	129,764
(Repayments of) proceeds from issuance of commercial paper	(1,195,557)	948,728
Proceeds from borrowings	1,176,330	2,762,879
Payments on borrowings, including payment of deferred financing fees	(911,979)	(377,240)
Cash dividends paid	(177,323)	(231,460)
Excess tax benefits from stock-based compensation arrangements	2,161	5,992
Purchase of treasury stock, net	(28,382)	(83,208)
Net cash (used in) provided by financing activities	(1,064,689)	3,155,455

Effect of exchange rate changes on cash and cash equivalents	69,924	(79,737)

Net increase (decrease) in cash and cash equivalents	401,373	(357,748)
Cash and cash equivalents at beginning of period	633,774	1,245,448
Cash and cash equivalents at end of period	$1,035,147	$887,700

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended

	October 31,	November 1,	October 31,	November 1,
	2009	2008	2009	2008
Sales:
North American Delivery	$2,474,424	$2,783,195	$7,215,632	$6,469,487
North American Retail	2,628,873	2,599,204	6,790,476	7,095,568
International Operations	1,414,742	1,568,534	3,863,269	3,345,152
Total sales	$6,518,039	$6,950,933	$17,869,377	$16,910,207

Business Unit Income:
North American Delivery	$219,003	$246,206	$564,554	$583,023
North American Retail	265,743	267,558	528,965	546,342
International Operations	40,069	55,624	63,928	94,364
Total business unit income	524,815	569,388	1,157,447	1,223,729
Stock-based compensation	(41,981)	(47,399)	(132,539)	(134,196)
Integration and restructuring costs	(15,872)	(132,282)	(64,502)	(132,445)
Total segment income	466,962	389,707	960,406	957,088
Interest and other expense, net	(48,386)	(57,369)	(169,097)	(68,423)
Consolidated income before income taxes	$418,576	$332,338	$791,309	$888,665

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	October 31, 2009				November 1, 2008
	GAAP As Reported	Integration and Restructuring Expenses	Non-GAAP As Adjusted	As Adjusted %	GAAP As Reported	Non-Cash Write Down of Staples European Trade Names	Integration and Restructuring Expenses	Non-Cash Charge Related to Tax Planning Strategies	Non-GAAP As Adjusted	As Adjusted %

Sales	$6,518,039	$-	$6,518,039	100.00%	$6,950,933	$-	$-	$-	$6,950,933	100.00%
Cost of goods sold and occupancy costs	4,751,836	-	4,751,836	72.90%	5,086,799	-	-	-	5,086,799	73.18%
Gross profit	1,766,203	-	1,766,203	27.10%	1,864,134	-	-	-	1,864,134	26.82%

Operating and other expenses:
Selling, general and administrative	1,256,479	-	1,256,479	19.28%	1,314,134	-	-	-	1,314,134	18.91%
Integration and restructuring costs	15,872	15,872	-	0.00%	132,282	123,775	8,507	-	-	0.00%
Amortization of intangibles	26,890	-	26,890	0.41%	28,011	-	-	-	28,011	0.40%
Total operating expenses	1,299,241	15,872	1,283,369	19.69%	1,474,427	123,775	8,507	-	1,342,145	19.31%

Operating income	466,962	(15,872)	482,834	7.41%	389,707	(123,775)	(8,507)	-	521,989	7.51%
Interest and other expense, net	48,386	-	48,386	0.74%	57,369	-	-	-	57,369	0.83%
Consolidated income before income taxes	418,576	(15,872)	434,448	6.67%	332,338	(123,775)	(8,507)	-	464,620	6.68%
Income tax expense	144,409	(5,476)	149,885	2.30%	171,644	(42,702)	(2,935)	57,000	160,281	2.31%

Consolidated net income	274,167	(10,396)	284,563	4.37%	160,694	(81,073)	(5,572)	(57,000)	304,339	4.38%
Income attributed to noncontrolling interests	4,786	-	4,786	0.07%	3,991	-	-	-	3,991	0.06%
Net income attributed to Staples, Inc.	$269,381	$(10,396)	$279,777	4.29%	$156,703	$(81,073)	$(5,572)	$(57,000)	$300,348	4.32%

Earnings Per Share:

Basic earnings per common share	$0.38	$(0.01)	$0.39		$0.22	$(0.12)	$(0.01)	$(0.08)	$0.43

Diluted earnings per common share	$0.37	$(0.02)	$0.39		$0.22	$(0.11)	$(0.01)	$(0.08)	$0.42

Weighted average shares outstanding:

Basic	711,396,783				701,161,150

Diluted	722,621,780				712,711,480

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	39 Weeks Ended
	October 31, 2009				November 1, 2008
	GAAP As Reported	Integration and Restructuring Expenses	Non-GAAP As Adjusted	As Adjusted %	GAAP As Reported	Non-Cash Write Down of Staples European Trade Names	Integration and Restructuring Expenses	Non-Cash Charge Related to Tax Planning Strategies	Non-GAAP As Adjusted	As Adjusted %

Sales	$17,869,377	$-	$17,869,377	100.00%	$16,910,207	$-	$-	$-	$16,910,207	100.00%
Cost of goods sold and occupancy costs	13,153,015	-	13,153,015	73.61%	12,323,649	-	-	-	12,323,649	72.88%
Gross profit	4,716,362	-	4,716,362	26.39%	4,586,558	-	-	-	4,586,558	27.12%

Operating and other expenses:
Selling, general and administrative	3,616,049	-	3,616,049	20.24%	3,450,599	-	-	-	3,450,599	20.41%
Integration and restructuring costs	64,502	64,502	-	0.00%	132,445	123,775	8,670	-	-	0.00%
Amortization of intangibles	75,405	-	75,405	0.42%	46,426	-	-	-	46,426	0.27%
Total operating expenses	3,755,956	64,502	3,691,454	20.66%	3,629,470	123,775	8,670	-	3,497,025	20.68%

Operating income	960,406	(64,502)	1,024,908	5.74%	957,088	(123,775)	(8,670)	-	1,089,533	6.44%
Interest and other expense, net	169,097	-	169,097	0.95%	68,423	-	-	-	68,423	0.40%
Consolidated income before income taxes	791,309	(64,502)	855,811	4.79%	888,665	(123,775)	(8,670)	-	1,021,110	6.04%
Income tax expense	273,002	(22,253)	295,255	1.65%	363,588	(42,702)	(2,991)	57,000	352,281	2.08%

Consolidated net income	518,307	(42,249)	560,556	3.14%	525,077	(81,073)	(5,679)	(57,000)	668,829	3.96%
Income attributed to noncontrolling interests	13,551	-	13,551	0.08%	5,859	-	-	-	5,859	0.03%
Net income attributed to Staples, Inc.	$504,756	$(42,249)	$547,005	3.06%	$519,218	$(81,073)	$(5,679)	$(57,000)	$662,970	3.92%

Earnings Per Share:

Basic earnings per common share	$0.71	$(0.06)	$0.77		$0.75	$(0.12)	$(0.01)	$(0.08)	$0.95

Diluted earnings per common share	$0.70	$(0.06)	$0.76		$0.73	$(0.11)	$(0.01)	$(0.08)	$0.93

Weighted average shares outstanding:

Basic	708,019,523				696,811,222

Diluted	720,011,303				710,684,025

CONTACT:
Staples, Inc.
Media Contact:
Paul Capelli/Owen Davis, 508-253-8530/8468
or
Investor Contact:
Laurel Lefebvre/Chris Powers, 508-253-4080/4632